EXHIBIT 10.20
[GRAPHIC OMITTED]         Industrial Real Estate Lease
     CBRE                 Multi-Tenant Net
CB RICHARD ELLIS          CB Richard Ellis, Inc.
                          Brokerage and Management
                          Licensed REal Estate Brokers


ARTICLE ONE:  BASIC TERM
------------------------

This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01.                       Date of Lease:   August 5, 2005
                                                  ------------------------------
Section 1.02.     Landlord (include legal entity):   Millsbridge Office Park
                                                     East, L.P.
                                                  ------------------------------
                                                     1209 W. Tokay Street
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Address of Landlord:                                 Lodi, CA  95240
                    ------------------------------------------------------------
Section 1.03.       Tenant (include legal entity):   Service 1st Bank
                                                  ------------------------------
                                                     1901 W. Kettleman Lane
                                                     Building A, Suite 1A and 1B
                    ------------------------------------------------------------
                                                     Lodi, CA
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Address of Tenant:                                   2800 W. March Lane,
                                                     Suite 120
                    ------------------------------------------------------------
                                                     Stockton, CA 95219
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Section 1.04. Property: The Property is part of Landlord's multi-tenant real property development known as Millsbridge Office Park East and described or depicted in Exhibit A (the "Project"). The Project includes the land, the buildings and all other improvements located on the land, and the common areas described in Paragraph 4.05(a). The Property is commonly referred to as Millsbridge Office Park East, 1901 West Kettleman Lane, Building A, Suites 1A and 1B, Lodi, California, as shown on Exhibit A-1, ground floor, approximately 9,580 rentable square feet (8,330 USF). The total Building A area is 21,299 rentable square feet. References herein to "Building A" shall mean the Building within which the Property is situated.

Section 1.05. Lease Term: 10 years months beginning on January 1, 2006, even if the tenant improvements have not been completed and/or tenant has not yet occupied the property unless extended by Tenant's exercise of one or both Options to Extend, as set forth in Section 2.02.

Section 1.06. Permitted Uses: (See Article Five) Retail Banking and Office Uses
                                                 -------------------------------
Section 1.07. Tenant's Guarantor: (If none, so state)  None
                                                       -------------------------
Section 1.08. Brokers: (See Article Fourteen)

Landlord's Broker:   CB Richard Ellis
                     -----------------------------------------------------------
Tenant's Broker:     CB Richard Ellis
                     -----------------------------------------------------------
Section 1.09. Commission Payable to Landlord's Broker: (See Article Fourteen) See separate agreement between Landlord and Landlord's Broker.
Section 1.10. Initial Security Deposit: (See Section 3.03) $17,723.00
                                                           ---------------------
Section 1.11. Vehicle Parking Spaces Allocated to Tenant: (See Section 4.05) Tenant shall receive 4 per 1,000 rentable square feet of occupancy of undesignated parking stalls for Building A. Landlord shall designate 4 spaces at or near the east building entrance as "30 minute parking" upon Landlord's review and verification that the CC&R's and association rules and regulations allow for such designation identification. Written notification will be provided to Tenant upon verification of the parking.

Section 1.12. Rent and Other Charges Payable by Tenant:
(a)Base Rent: Seventeen Thousand Seven Hundred Twenty Three and 00/100 Dollars ($17,723.00) per month for the first twelve (12) months of the Term, as provided in Section 3.01, and shall increase on the first day of the 13th month of the Term and annually thereafter during the Term and any extension thereof, by three percent (3%) of the Base Rent payable by Tenant during the immediately preceding year of the Lease Term.
(b)Other Periodic Payments: (i) Real Property Taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); (iv) Tenant's Initial Pro Rata Share of Common Area Expenses attributed to Building A is 44.98% and Tenant's Initial Pro Rata Share of Common Area Expenses attributed to the Project as a whole is 44.98% (See Section 4.05); (v) Impounds for Insurance Premiums and Property Taxes (See Section 4.08); (vi) Maintenance, Repairs and Alterations (See Article Six).
Section 1.13. Landlord's Share of Profit on Assignment or Sublease: (See Section 9.05) Fifty percent (50%) of the Profit (the "Landlord's Share").
Section 1.14.Riders: The following Riders are attached to and made a part of this Lease: (If none, so state)

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Exhibit A - Building A Plan
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Exhibit B - Space Plan
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Exhibit C - Construction Bid
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Exhibit D - Rules and Regulations
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Sale/Lease Disclosures
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ARTICLE TWO:  LEASE TERM
------------------------
Section 2.01.Lease of Property for Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.
        Section 2.02.    Option to Extend.
                  (a) Grant of Option. Landlord grants to Tenant the right to extend the Term ("Extension Option") for up to two (2) consecutive five (5) year periods ("Extension Term"), subject to the conditions described in this Section. If Tenant exercises its option to extend the original Term for the first five
(5) year period ("First Extension"), then Tenant shall retain the right to extend this Lease for a second five (5) year period ("Second Extension"), subject to the provisions of this Section. Tenant shall have no other right to extend the term beyond the Extension Term.
                  (b) Conditions of Option. The Extension Option is subject to the following conditions.
                           (i) If Tenant chooses not to exercise its right to
the First Extension, Tenant shall have no right to the Second Extension.
                           (ii) The terms and conditions of this Lease shall be
effective for any such extensions, except that the Base Monthly Rate shall be adjusted at the commencement of each extension to the fair market rental value for comparable buildings in San Joaquin County at the time of such extension ("Market Rate") as determined in the manner set forth in Subsection (c) of this Section. In no event shall such adjusted Base Monthly Rate be less than the rate existing at the time immediately prior to such extension.
                           (iii) Each option to extend may be exercised by
Tenant only by delivery of a notice stating Tenant's intent to exercise its Extension Option ("Extension Notice") from Tenant to Landlord no less than six
(6) months nor more than nine (9) months prior to the expiration of the then existing Term, and only if, as of the date of delivery of Notice, Tenant is not in default under this Lease beyond any applicable notice and cure period.
                           (iv) The rights contained in this Section shall be
personal to the original named Tenant and may be exercised only by the original named Tenant (and not any assignee, sublessee, or other transferee of Tenant's interest in this Lease) and only if the original Tenant (or any affiliate or subsidiary of Tenant) occupies more than 50% of the Premises as of the date it exercises the Extension Option for either the First Extension or the Second Extension.
                           (v) If Tenant properly exercises the Extension Option
and is not in default under this Lease beyond any applicable notice and cure period at the end of the initial Term, the Term, as it applies to the entire Premises then leased by Tenant, shall be extended for such First Extension or Second Extension, as the case may be.
                  (c) Determination of Fair Market Value.
                           (i) Within thirty (30) days following Landlord's
receipt of the Extension Notice, Landlord shall deliver to Tenant its determination of the Market Rate; and if Tenant agrees with Landlord's determination, Tenant shall execute an Amendment and Supplement to Lease in form and substance satisfactory to Landlord and Tenant, confirming the extension of this Lease and setting forth the Base Rent payable during such Extension Term. If Tenant disagrees with Landlord's determination of the Market Rate and provides Landlord with Notice of Tenant's, disagreement with Landlord's determination, Landlord and Tenant shall meet and confer at a mutually agreeable time and place within thirty (30) days following Landlord's receipt of Tenant's notice of disagreement in order to reach an agreement concerning the Market Rate for the Premises for the applicable renewal term. If within sixty (60) days after receipt of the Extension Notice, Landlord and Tenant are unable to agree on what Market Rate should be for the Extension Term, the Market Rate for such renewal term shall be determined by the appraisal procedure described in Subsection (ii) below.
                           (ii) In the absence of an agreement between Landlord
and Tenant on the Market Rate for any Extension Term during the time period specified in Subsection 1 above, within ninety (90) days after Landlord's receipt of the Extension Notice, Landlord and Tenant shall each give to the other a written notice setting forth their own determination of the Market Rate (the "Fair Rental Notices"). If only one (1) Fair Rental Notices is timely given, that Fair Rental Notice shall conclusively establish the Market Rate. If both Landlord and Tenant give Fair Rental Notices, and the Fair Rental Notices are different in any respect, the Market Rate shall be conclusively established by a third-party appraiser mutually chosen by Landlord and Tenant; provided that, if Landlord and Tenant have not agreed upon, and engaged, such appraiser at least ninety (90) days prior to the expiration of the original term, then, upon the request of either Landlord or Tenant, the appraiser shall be selected by the Presiding Judge of the Superior Court of San Joaquin County acting in his or her individual capacity or, if Landlord and Tenant shall both then agree to allow their attorneys to select the appraiser, instead of using said Presiding Judge, Landlord and Tenant shall each engage a duly licensed California attorney with commercial leasing experience of at least five (5) years, which attorneys, by their agreement, select the appraiser. Landlord and Tenant shall share equally the fees and expenses of the selected

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appraiser and shall each pay their own attorneys' fees. Within thirty (30) days after the appraiser's engagement, the appraiser shall deliver to Landlord and to Tenant the appraiser's determination of which of the two (2) Fair Rental Notices is, in the appraiser's best judgement, the closest to the true fair market rental (the "Chosen Fair Rental Notice"), and the amount set forth in the chosen Fair Rental Notice shall be deemed to be the Market Rate. The appraiser shall be required to give to Landlord and to Tenant a written statement of the appraiser's reasoning and justification for selection of the Chosen Fair Rental Notice; the appraiser shall not be permitted to decide on a middle ground, or to suggest any compromise; the appraiser's sole function shall be to determine the Chosen Fair Rental Notice, and provide his or her reasons thereof. Landlord and Tenant agree to be bound by the Chosen Fair Rental Notice as determined in accordance with the appraisal procedure set forth herein.

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Section 2.03. Early Access. Tenant shall have the right to enter the Property from and after the date on which this Lease is executed and delivered by Landlord and Tenant for the purpose of space planning, inspection, construction of Tenant's improvements, installation of Tenant's personal property, trade fixtures, telecommunications systems and security systems, and related purposes; provided that Tenant shall not commence the conduct of its business in the Property prior to the Commencement Date. Tenant's access to and use of the Property for such purposes prior to the Commencement Date shall be subject to all of the provisions of this Lease except for the payment of Base Rent and Additional Rent.
Section 2.04. Holding Over. Except as otherwise provided in this Lease, Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant remains in possession of the premises after expiration or earlier termination of this Lease with Landlord's express written consent, Tenant's occupancy shall be a month-to-month tenancy at a rent agreed on by Landlord and Tenant, but in no event less than the Base Rent and Additional Rent payable under this Lease during the last full month before the date of expiration or earlier termination of this Lease. The month-to-month tenancy shall be on the terms and conditions of this Lease except those terms and conditions dealing with the length of the Term and Options to extend. Landlord's acceptance of rent after such holding over with Landlord's written consent shall not result in any other tenancy or in a renewal of the original term of this Lease. If Tenant remains in possession of the premises after expiration or earlier termination of this Lease without Landlord's consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period an amount equal to one hundred twenty five percent (125%) of the Base Rent and Additional Rent payable under this Lease for the last full month before the date of expiration or termination.
ARTICLE THREE:  BASE RENT
Section 3.01.Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.12(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.
Section 3.02.Increase. The Base Rent shall be increased on each date (the "Rental Adjustment Date") stated in Paragraph 1.12(a) above.
(a)Tenant shall pay the new Base Rent from the applicable Rental Adjustment Date until the next Rental Adjustment Date.
Section 3.03. Security Deposit; Increases.
(a)Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.
Section 3.04.Termination; Advance Payments. Upon Tenant's full and faithful performance of its obligations under this Lease, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall promptly refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and the reserves which apply to any time periods after termination of the Lease.
ARTICLE FOUR:  OTHER CHARGES PAYABLE BY TENANT
----------------------------------------------
Section 4.01.Additional Rent. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent. Additional Rent shall include Tenant's pro rata portion of the Association's regular and special assessments as assessed by the Association from time to time and based upon the Association's Budget.
Section 4.02. Property Taxes.
(a)Real Property Taxes. Tenant shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any Tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term in accordance with Section 4.08 of this Lease.
(b)Definition of "Real Property Tax." "Real Property Tax" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

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(c)Joint Assessment. If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.02(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.
(d) Personal Property Taxes.
         (i)Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant.
 Tenant shall use reasonable efforts to have personal property taxed separately from the Property.
           (ii)If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.
Section 4.03. Utilities and Janitorial.
(a) Utilities Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property for Tenant's exclusive use. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement and copies of the underlying invoices from such utility and service providers.
         (b) Janitorial Landlord has secured a bulk rate utilizing one janitorial service for the project which is a benefit to the Tenant and other tenants within the Project. The janitorial service is Diane Martin Janitorial Service. This will provide for a more secured building environment with all tenants utilizing one janitorial service. The janitorial service will contact Tenant to complete the individual Tenant agreements and will bill Tenant as provided therein and Tenant will pay the janitorial service directly. The janitorial service provider may be changed from time to time upon the reasonable prior consent of all parties. Landlord acknowledges that Tenant's business operations at the Property requires that all contractors performing work or services within the Property be properly licensed and insured, and that any contractor, including, without limitation, the janitorial service, which may have access to the Property before or after Tenant's normal business hours, must be bonded to Tenant's satisfaction.
Section 4.04. Insurance Policies.
(a)Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be Two Million Dollars ($2,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors; provided that the limits of coverage shall not exceed the policy limits required of tenants in office buildings similar to those at the Project and located in San Joaquin County, California. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and
(iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.
(b)Property and Rental Income Insurance. During the Lease Term, Landlord and Association shall maintain policies of insurance covering loss of or damage to the Property, including tenant improvements, in the full amount of its replacement value. Such policies shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord and Association deem reasonably necessary. Landlord and Association shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property other than the tenant improvements as noted in this Lease. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property other than the Tenant improvements as noted in this Lease. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed Ten Thousand Dollars ($10,000.00) per occurrence. Tenant shall not do or permit anything to be done which invalidates any such insurance policies.
(c)Payment of Premiums. Subject to Section 4.08, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and (b) (whether obtained by Landlord, Association or Tenant) within fifteen (15) days after Tenant's receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 4.04(a). For insurance policies maintained by Landlord or Association which cover improvements on the entire Project or Building A. Tenant shall pay Tenant's prorated share of the premiums, in accordance with the formula in Paragraph 4.05(e) for

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determining Tenant's share of Common Areas costs. If insurance policies maintained by Landlord cover improvements on real property other than the Project, Landlord shall deliver to Tenant a statement of the premium applicable to the property showing in reasonable detail how Tenant's share of the premium was computed. If the Lease term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant's prorated share of the insurance premiums. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance, which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.
(d) General Insurance Provisions.
  (i)Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.
 (ii)If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.
    (iii)Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.
    (iv)Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.
Section 4.05. Common Areas; Use, Maintenance and Costs.
(a)Common Areas. As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, with Millsbridge Office Park East Association ("Association") approval, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leaseable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Tenant acknowledges that such activity may result in inconvenience to Tenant. Such activity and changes are permitted if they do not materially affect Tenant's use of the Property. Landlord shall at all times provide reasonable ingress and egress to and from the Property.
(b)Use of Common Areas. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom "Association" has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as set forth in the "Association" CC&R's. Tenant shall abide by such rules and regulations and shall use its best efforts to cause others who use the Common Areas with Tenant's express or implied permission to abide by such rules and regulations. At any time, "Association" may close any Common Areas to perform any acts in the Common Areas as, in "Association's" judgment, are necessary or desirable to maintain or improve the Project, subject to the limitations set forth in Section 4.05(a). Tenant shall not interfere with the rights of the "Association", other tenants or any other person entitled to use the Common Areas, provided such use of the Common Areas conforms to the terms of this Lease and the Association's rules and regulations.
(c)Vehicle Parking. Tenant shall be entitled to use the number of vehicle parking spaces in the Project allocated to Tenant in Section 1.11 of the Lease without paying any additional rent. Tenant's parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Project or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by the Association. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. If Tenant parks more vehicles in the parking area than the number set forth in Section 1.11 of this Lease, such conduct shall be a

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material breach of this Lease. In addition to Landlord's other remedies under the Lease, Tenant shall pay a daily charge of Ten Dollars & 00/100 ($10.00) determined by Landlord for each such additional vehicle.
(d)Maintenance of Common Areas. The Association shall maintain the Common Areas in good order, condition and repair and shall operate the Project, in the Association's sole discretion, as a first-class commercial office real property development. Landlord shall be assessed by the Association and Landlord shall bill Tenant for Tenant's pro rata share of Landlord's assessments as provided in
Section 4.01 of this Lease. Said assessments are based upon Association's Budget including of all costs incurred by the Association for the operation and maintenance of the Common Areas. Common Area costs include, but are not limited to, costs and expenses for: (i) gardening and landscaping; (ii) utilities, water and sewage charges; maintenance of signs (other than tenants' signs); (iii) premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and worker's compensation insurance; (iv) all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; (v) all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; (vi) straight-line depreciation on personal property owned by the Association which is consumed in the operation or maintenance of the Common Areas; (vii) rental or lease payments paid by the Association for rented or leased personal property used in the operation or maintenance of the Common Areas; (viii) fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; (ix) any other costs as described in the CC and R's; and a reasonable allowance to the Association for the Association's operation and maintenance of the Common Areas. The Association may cause any or all of such services to be provided by third parties and the costs of such services shall be included in Common Area costs. Common Area costs shall not include depreciation of real property which forms part of the Common Areas.
(e)Tenant's Share and Payment. Tenant shall pay Tenant's pro rata share of all Common Area costs (prorated for any fractional month of the Term or extension thereof) each month during the Term and any extension thereof upon written notice from Landlord that such costs are due and payable, and in any event prior to delinquency. Tenant's pro rata share shall be calculated by dividing the square foot area of the Property, as set forth in Section 1.04 of the Lease, by the aggregate square foot area of the Project which is leased or held for lease by tenants, as of the date on which the computation is made. Tenant's initial pro rata share is set out in Paragraph 1.12(b). Any changes in the Common Area costs and/or the aggregate area of the Project leased or held for lease during the Lease Term shall be effective on the first day of the month after such change occurs. Within sixty (60) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement setting forth, in reasonable detail, the Common Area costs paid or incurred by Landlord during the preceding calendar year and Tenant's pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period. Any Common Area costs that are capital improvements, as defined by the Internal Revenue Code, shall be amortized over the useful life of such improvement and Tenant shall pay to Landlord such amortized amount monthly during the Term of this Lease and any extension thereof.
Section 4.06.Late Charges. Tenant's failure to pay Rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any payment of Rent within ten
(10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.
Section 4.07.Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.
Section 4.08.Impounds for Insurance Premiums and Real Property Taxes. Tenant shall pay to Landlord as Additional Rent, a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Landlord shall furnish Tenant with a statement showing the actual expenses incurred and paid by Landlord against the estimated payments made by Tenant to Landlord therefor. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. Landlord shall refund or credit to Tenant any surplus in the impound account within ten (10) days after such reconciliation statement is provided to Tenant. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.
ARTICLE FIVE: USE OF PROPERTY
-----------------------------
Section 5.01.Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.
Section 5.02.Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with

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the rights of tenants of the Project, or which constitutes a nuisance or waste.
Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act. Section 5.03.Hazardous Materials. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.
Section 5.04.Signs and Auctions. Tenant shall not place any signs on the Property without Landlord's prior written consent. Subject to the limitations set forth in the CC&R's and Landlord's approval of the positioning and location, Landlord grants to Tenant the exclusive right to place a sign on the South "upper eyebrow" face of Building A. Additionally, Landlord shall allow Tenant to place signage on the Southeast side of Building A. All such signage shall be installed and maintained at the sole cost of Tenant and in accordance with Landlord's and the Association's signage criteria. Tenant shall be obligated to remove such signage and repair the building to its prior condition upon the expiration or sooner termination of this Lease. Tenant shall not allow any subtenant to place a sign on the Property without the prior written consent of Landlord, which consent shall be given or withheld in the sole discretion of Landlord. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.
Section 5.05.Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease;
(d) any misrepresentation or breach of warranty by Tenant under this Lease; or
(e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.
Section 5.06.Landlord's Access. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties; to perform any work or provide any services which Landlord is obligated to perform or provide to Tenant under this Lease or by applicable law, to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Materials; or for any other reasonable and necessary purpose. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property.
Section 5.07.Quiet Possession. If Tenant pays the Rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.
ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS
------------------------------------------------------------------------
Section 6.01.Existing Conditions. Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representations as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto. If Landlord or Landlord's Broker has provided a Property Information Sheet or other Disclosure Statement regarding the Property, a copy is attached as an exhibit to the Lease.
Section 6.02.Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage,

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obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct of Landlord.
Section 6.03. Landlord's Obligations.
(a)Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall use reasonable efforts to cause the Association to keep the following in good order, condition and repair: the foundations, exterior walls and roof of the Property (including painting the exterior surface of the exterior walls of the Property not more often than once every five (5) years, if necessary) and all components of electrical, mechanical, plumbing, heating and air conditioning systems and facilities located in the Project which are concealed or used in common by Tenants of the Project. However, neither Landlord nor the Association shall be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls except those of the common areas. Landlord shall make, or cause to be made, repairs under this
Section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs. Landlord and Tenant acknowledge that Building A was recently constructed and has not been occupied prior to this Lease. Accordingly, Landlord represents and warrants, for a period of one (1) year from the notice of completion, that the Property, excluding any portion of the Property that Tenant is obligated to maintain, is free of defects in material and labor, and that all building systems constructed or installed by or for Landlord are new and in good working order. In the event that one or more defects are found, within such one (1) year period, Landlord shall, upon written notice from Tenant, cause any defect in material or labor to be corrected at Landlord's sole cost and expense, without pass-through to Tenant.
(b)Tenant shall pay or reimburse the Association for all costs the Association incurs under Paragraph 6.03(a) above as Common Area costs as provided for in
Section 4.05 of the Lease. Tenant waives the benefit of any statute in effect now or in the future which might give Tenant the right to make repairs at Landlord's expense or to terminate this Lease due to Landlord's failure to keep the Property in good order, condition and repair.
Section 6.04. Tenant's Obligations.
(a)Except as provided in Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Property (including structural, nonstructural, interior, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor, unless Landlord maintains such equipment under Section 6.03 above. If any part of the Property or the Project is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class and fully operative condition. It is Tenant's responsibility to maintain or repair windows, doors, plate glass or the interior surfaces of the exterior walls except those of the common areas, which shall be the Association's responsibility.
(b)Tenant shall fulfill all of Tenant's obligations under this Section 6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.
Section 6.05. Alterations, Additions, and Improvements.
(a)Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent, except for non-structural alterations which do not exceed Ten Thousand Dollars ($10,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.
(b)Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

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Section 6.06.Condition upon Termination. Upon termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under
Section 6.03, Article Seven (Damage or Destruction) or Article Eight (Condemnation). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment (including, without limitation, automated teller machines, vaults, vault doors, safes, and teller stations) which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.
ARTICLE SEVEN: DAMAGE OR DESTRUCTION
------------------------------------
Section 7.01. Partial Damage to Property.
(a)Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as is reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.
(b)If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.
(c)If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.
Section 7.02.Substantial or Total Destruction. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether the Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord. Section 7.03.Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and Real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property. Section 7.04.Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in

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the event of any substantial or total destruction to the Property.
ARTICLE EIGHT: CONDEMNATION
---------------------------
If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If such portion of the parking areas and/or driveways serving the Property is taken and, as a result, Tenant's ingress and egress to and from the Property is materially and substantially impaired, Tenant shall have the right to terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to Landlord as provided in the preceding sentence. If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.
ARTICLE NINE: ASSIGNMENT AND SUBLETTING
---------------------------------------
Section 9.01.Landlord's Consent Required. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in
Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord's consent. If Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation shall require Landlord's consent.
Section 9.02.Tenant Affiliate. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant, or as a result of any transaction described below ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.
         (a) any sale of Tenant's capital stock in any transaction which is registered pursuant to the Securities Act of 1933, as amended, and the regulations thereunder, or which is issued for fair value in any transaction that is exempt from such registration requirements; _____________________________________________________________________________(b)
any sale or transfer of Tenant's capital stock to any entity formed for the purpose of owning one-hundred percent (100%) of Tenant's capital stock (i.e., formation of a bank holding company);
_______________________________(c) any sale or transfer of Tenant's capital stock on any public securities exchange;

_____________________________________________________________________________(d)
any transfer of Tenant's capital stock (i) by or among Tenant's shareholders or members of their immediate families or any such shareholder's testamentary or inter vivos trust or (ii) upon the death of any such shareholder, or (iii) as distributions by a partnership or limited liability company shareholder to its partners or members; or
____________________________________________________________________________(e)
any assignment or subletting to any person or entity which acquires all or substantially all of the assets of Tenant as a going concern of the business that is being conducted at the Property by Tenant; provided that the surviving entity or purchaser in such transaction assumes in writing and agrees to observe and perform Tenant's obligations under this Lease as a direct obligation to Landlord.
Section 9.03.No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant`s liability under this Lease.
Section 9.04.Offer to Terminate. If Tenant desires to assign the Lease or sublease the Property, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the

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date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.
Section 9.05. Landlord's Consent.
(a)Tenant's request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors; (i) the business of the proposed assignee or subtenant and the proposed use of the property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.
(b) If Tenant assigns or subleases, the following shall apply:
(i)Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.
(ii)Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be a consent to any further assignment or subletting. The breach of Tenant's obligation under this Paragraph 9.05(b) shall be a material default of the Lease.
Section 9.06.No Merger. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.
ARTICLE TEN: DEFAULTS; REMEDIES
-------------------------------
Section 10.01.Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions. Section
10.02.Defaults. Tenant shall be in material default under this Lease:
(a)If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;
(b) If Tenant fails to pay rent or any other charge when due;
(c)If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.
(d)(i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if filing of a petition for relief under the Bankruptcy Code or the Tenant becomes a debtor under the Bankruptcy Code; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.
Section 10.03.Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time

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thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:
(a)Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of ten percent (10%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of
(i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);
(b)Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;
(c)Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.
Section 10.04.Automatic Termination. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in
Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding. Section 10.05.Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.
ARTICLE ELEVEN: PROTECTION OF LENDERS
-------------------------------------
Section 11.01.Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.
Section 11.02.Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.
Section 11.03.Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such

                                                                        59 of 68
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instrument or document.
Section 11.04. Estoppel Certificates. (a)Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.
(b)If Tenant does not deliver such statement to Landlord within such ten
(10)-day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.
Section 11.05.Tenant's Financial Condition. Within ten (10)-days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.
ARTICLE TWELVE: LEGAL COSTS
---------------------------
Section 12.01.Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action. Section 12.02.Landlord's Consent. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.
ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS
------------------------------------------
Section 13.01.Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.
Section 13.02. Landlord's Liability; Certain Duties.
(a)As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or Project or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.
(b)Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee, or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30)-day period and thereafter diligently pursued to

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completion.
(c)Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property and the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.
Section 13.03.Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision of this Lease, which shall remain in full force and effect.
Section 13.04.Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.
Section 13.05.Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.
Section 13.06.Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in
Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.
Section 13.07.Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.
Section 13.08.No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.
Section 13.09.Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.
Section 13.10. Authority; Government Approvals.
(a) Corporate Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord.
(b) Government Approvals. This Lease, and the parties' respective rights and obligations hereunder, is expressly conditioned on Tenant having obtained all necessary approvals from governmental authorities having jurisdiction over Tenant, for establishing a branch bank facility at the Property. Tenant shall use commercially reasonable efforts to obtain such approvals within thirty (30) days after both parties have executed and delivered this Lease. Prior to Tenant receiving such approval or waiving the condition provided in this Subsection, Tenant shall have no right to early access of the Property for any purpose.
Section 13.11. Intentionally Omitted.
Section 13.12.Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, governmental regulation or restriction and weather conditions.
Section 13.13.Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.
Section 13.14.Survival. All representations and warranties of Landlord and Tenant shall survive the termination of the Lease.
ARTICLE FOURTEEN: BROKERS
-------------------------
Section 14.01.Broker's Fee. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord's Broker named in Section 1.08 above, if any, as provided in the written agreement between Landlord and Landlord's Broker, or the sum stated in Section 1.09 above for services rendered to Landlord by Landlord's Broker in this transaction. Landlord shall pay Landlord's Broker a

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commission if Tenant exercises any option to extend the Lease Term or to buy the
Property, or any similar option or right which Landlord may grant to Tenant, or if Landlord's Broker is the procuring cause of any other lease or sale entered into between Landlord and Tenant covering the Property. Such commission shall be in the amount set forth in Landlord's Broker's commission schedule in effect as of the execution of this Lease. If a Tenant's Broker is named in Section 1.08 above, Landlord's Broker shall pay an appropriate portion of its commission to Tenant's Broker if so provided in any agreement between Landlord's Broker and Tenant's Broker. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord's Broker. Section
14.02.Protection of Brokers. If Landlord sells the Property, or assigns Landlord's interest in this Lease, to buyer or assignee shall, by accepting such conveyance of the Property or assignment of the Lease, be conclusively deemed to have agreed to make all payments to Landlord's Broker thereafter required of Landlord under this Article Fourteen. Landlord's Broker shall have the right to bring a legal action to enforce or declare rights under this provision. The prevailing party in such action shall be entitled to reasonable attorneys' fees to be paid by the losing party. Such attorneys' fees shall be fixed by the court in such action. This Paragraph is included in this Lease for the benefit of Landlord's Broker.
Section 14.03.Agency Disclosure. No Other Brokers. Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except: CB Richard Ellis, Inc., who represents Landlord and, CB Richard Ellis, Inc. who represents Tenant.
         In the event that CB Richard Ellis, Inc. represents both Landlord and Tenant, Landlord and Tenant hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.
ARTICLE FIFTEEN: COMPLIANCE
---------------------------
         Section 15.01. Compliance. The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability
Act, and The Americans With Disabilities Act.
ARTICLE SIXTEEN: TENANT IMPROVEMENTS
------------------------------------
         Section 16.01. Improvement Allowance.
         (a) Payment Upon Completion. Landlord shall provide to Tenant a "Tenant Improvement Allowance" in the amount of $333,200 (equals $40 per 8,330 useable square feet of the Property). The Tenant Improvement Allowance shall be paid to Tenant within ten (10) days after Landlord's receipt of a Notice of Completion evidencing that the Tenant Improvements have been completed, but only for that portion of the Property for which Tenant Improvements have been completed and that Tenant is then occupying and using for normal business operations. For example, if Tenant Improvements are completed on one-half of the Property, Tenant shall receive $166,600 within ten (10) days after Landlord receives a Notice of Completion. Tenant shall be responsible for any Tenant Improvement costs incurred that is in excess of the Tenant Improvement Allowance.
         (b) Early Termination. In the event that this Lease is terminated prior to the scheduled expiration of the Term for any reason other than the default of Landlord or as provided by Articles 7 and 8, Tenant shall pay to Landlord the unamortized portion of the Tenant Improvement Allowance as follows. Tenant shall pay to Landlord, within fifteen (15) days after such early termination, an amount equal to the Tenant Improvement Allowance actually paid by Landlord to Tenant multiplied by a fraction, the numerator of which shall be the number of whole months by which the Term was cut short and the denominator of which shall be one hundred twenty (120) months.
         Section 16.02. Landlord's Approval Required. Tenant shall cause plans and specifications for the Tenant Improvements to be prepared by Lesovsky and Donaldson Architects. Landlord shall cooperate with Tenant in the development of such plans and specifications, providing such information concerning the construction of the Building A shell and related systems as may be required by the architect. The final plans and specifications shall be subject to Landlord's reasonable approval.
         Section 16.03. Licensed Contractors. All Tenant Improvement work shall be done by licensed contractors selected by Tenant, subject to Landlord's reasonable approval. Tenant shall submit its plans and specifications for the Tenant Improvements to TMW & Associates, Stockton, California, and to up to two additional general contractors, approved by Landlord, to obtain their respective bids
         Section 16.04. Automated Teller. Tenant and Landlord shall agree to an acceptable location for the installation of a banking automated teller machine
(ATM) located at the southeast corner of the building at the south side of main entrance (Subject to Association approval, Tenant & Landlord to agree to acceptable design and access planning so as maintain conformity with building). Tenant shall be responsible for the cost of the ATM and building alterations to accommodate the ATM machine. Tenant shall be responsible for the cost of the removal of the ATM machine and returning the building back to its original condition unless otherwise agreed by the parties. The construction shall be completed within 60 days following the Lease expiration date.
         Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

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                                                        "LANDLORD"

Signed on October 3, 2005
          ---------------------------   ----------------------------------------
at  Lodi, California                      Millsbridge Office Park East, LP
    ---------------------------------   ----------------------------------------
                                        By: /s/ RONALD B. THOMAS REVOCABLE TRUST
                                            ------------------------------------
                                            Ronald B. Thomas Revocable Trust

                                        Its:    General Partner
                                             -----------------------------------

Signed on October 3, 2005
          ---------------------------   ----------------------------------------

at Lodi, California                       Millsbridge Office Park East, LP
    ---------------------------------   ----------------------------------------
                                        By: /s/ J. JEFFREY AND CAROL KIRST
                                                REVOCABLE TRUST
                                            ------------------------------------
                                            J. Jeffrey and Carol Kirst
                                            Revocable Trust

                                        Its:    General Partner
                                             -----------------------------------


                                    "TENANT"

Signed on October 3, 2005                 Service 1st Bank
          ---------------------------   ----------------------------------------
at Lodi, California
    ---------------------------------   ----------------------------------------
                                        By: /s/ JOHN BROOKS
                                            ------------------------------------
                                                John Brooks

                                       Its:     Chairman
                                            ------------------------------------

Signed on October 3, 2005                 Service 1st Bank
          ---------------------------   ----------------------------------------
at Lodi, California
    ---------------------------------   ----------------------------------------
                                        By: /s/ BRIAN HYZDU
                                            ------------------------------------
                                                Brian Hyzdu

                                        Its:    President & CEO
                                             -----------------------------------


--------------------------------------------------------------------------------
CONSULT YOUR ADVISORS - This document (including its exhibits and addenda, if any) has been prepared for review and approval by your attorney. Broker makes no representation or recommendation as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. Consult your attorney and tax accountant.
--------------------------------------------------------------------------------

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                  CB RICHARD ELLIS, INC. SALE/LEASE DISCLOSURES
                  ---------------------------------------------

Property: 1901 West Kettleman Lane, Building A, Suite 1A, Lodi, CA
          --------------------------------------------------------

Flood Zones. According to FEMA Map#: 060299-0285B 7/4/88 [specify source], the Property [ ] is / [ ] may or may not be located in a flood zone. Many lenders require flood insurance for properties located in flood zones, and government authorities may regulate development and construction in flood zones. Whether or not located in a flood zone, properties can be subject to flooding and moisture problems, especially properties on a slope or in low-lying areas or in a dam inundation zone (California Government Code Section 8589.5). Buyers and tenants should have their experts confirm whether the Property is in a flood zone and otherwise investigate and evaluate these matters. Flood Zone Designation: Zone X

Earthquakes. Earthquakes occur throughout California. According to Fault-Rupture Hazard Zones in California Special Publication 42 [specify source], the Property [ ]is / [ ] may or may not be situated in an Earthquake Fault Zone and/or a Seismic Hazard Zone (Sections 2621 et seq. and Sections 2690 et seq. of the California Public Resources Code, respectively). Property development and construction in such zones generally are subject to the findings of a geologic report prepared by a state-registered geologist. Whether or not located in such a zone, all properties in California are subject to earthquake risks and may be subject to a variety of state and local earthquake-related requirements, including retrofit requirements. Among other items, all new and existing water heaters must be braced, anchored or strapped to resist falling or horizontal displacement, and in sales transactions, sellers must execute a written certification that the water heaters are so braced, anchored or strapped (California Health and Safety Code Section 19211). Buyers and tenants should have their experts confirm whether the Property is in any earthquake zone and otherwise investigate and evaluate these matters.

Hazardous Materials and Underground Storage Tanks. Due to prior or current uses of the Property or in the area or the construction materials used, the Property may have hazardous or undesirable metals (including lead-based paint), minerals (including asbestos), chemicals, hydrocarbons, petroleum-related compounds, or biological or radioactive/emissive items (including electrical and magnetic fields) in soils, water, building components, above or below-ground tanks/containers or elsewhere in areas that may or may not be accessible or noticeable. Such items may leak or otherwise be released. Asbestos has been used in items such as fireproofing, heating/cooling systems, insulation, spray-on and tile acoustical materials, floor tiles and coverings, roofing, drywall and plaster. If the Property was built before 1978 and has a residential unit, sellers/landlords must disclose all reports, surveys and other information known to them regarding lead-based paint to buyers and tenants and allow for inspections (42 United States Code Sections 4851 et seq.). Sellers/landlords are required to advise buyers/tenants if they have any reasonable cause to believe that any hazardous substance has come to be located on or beneath the Property (California Health and Safety Code Section 25359.7), and sellers/landlords must disclose reports and surveys regarding asbestos to certain persons, including their employees, contractors, buyers and tenants (California Health and Safety Code Sections 25915 et seq.); buyers/tenants have similar obligations. Have your experts investigate and evaluate these matters.

Americans with Disabilities Act (ADA). The Americans With Disabilities Act (42 United States Code Sections 12101 et seq.) and other federal, state and local requirements may require changes to the Property. Have your experts investigate and evaluate these matters.

Taxes. Sales, leases and other real estate transactions can have federal, state and local tax consequences. In sales transactions, Internal Revenue Code Section 1446 requires buyers to withhold and pay to the IRS 10% of the gross sales price within 10 days of the date of a sale unless the buyers can establish that the sellers are not foreigners, generally by having the sellers sign a Non-Foreign Seller Affidavit. Depending on the structure of the transaction, the tax withholding liability can exceed the net cash proceeds to be paid to the sellers at closing. California imposes an additional withholding requirement equal to 3 1/3% of the gross sales price not only on foreign sellers but also out-of-state sellers and sellers leaving the state if the sales price exceeds $100,000. Withholding generally is required if the last known address of a seller is outside California, if the proceeds are disbursed outside of California or if a financial intermediary is used. Have your experts investigate and evaluate these matters.

Fires. California Public Resources Codes Sections 4125 et seq. require sellers of real property located within state responsibility areas to advise buyers that the property is located within such a wildland zone, that the state does not have the responsibility to provide fire protection services to any structure within such a zone and that such zones may contain substantial forest/wildland fire risks. Government Code Sections 51178 et seq. require sellers of real property located within certain fire hazard zones to disclose that the property is located in such a zone. Sellers must disclose that a property located in a wildland or fire hazard zone is subject to the fire prevention requirements of Public Resources Code Section 4291 and Government Code Section 51182, respectively. Sellers must make such disclosures if either the sellers have actual knowledge that a property is in such a zone or a map showing the property to be in such a zone has been provided to the county assessor. Properties, whether or not located in such a zone, are subject to fire/life safety risks and may be subject to state and local fire/life safety-related requirements, including retrofit requirements. Have your experts investigate and evaluate these matters.

Broker Representation. CB Richard Ellis, Inc. is a national brokerage firm representing a variety of clients. Depending on the circumstances, CB Richard Ellis, Inc. may represent both the seller/landlord and the buyer/tenant in a transaction, or you may be interested in a property that may be of interest to other CB Richard Ellis, Inc. clients. If CB Richard Ellis, Inc. represents more than one party with respect to a property, CB Richard Ellis, Inc. will not disclose the confidential information of one principal to the other.

Seller/Landlord Disclosure, Delivery of Reports, Pest Control Reports and Compliance with Laws. Sellers/landlords are hereby requested to disclose directly to buyers/tenants all information known to sellers/landlords regarding the Property, including but not limited to, hazardous materials (including toxic mold contamination), zoning, construction, design, engineering, soils, title,

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survey, fire/life safety, and other matters, and to provide buyers/tenants with copies of all reports in the possession of or accessible to sellers/landlords regarding the Property. Sellers/landlords and buyers/tenants must comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act. If a pest control report is a condition of the purchase contract, buyers are entitled to receive a copy of the report and any certification and notice of work completed.

Property Inspections and Evaluations. Buyers/tenants should have the Property thoroughly inspected and all parties should have the transaction thoroughly evaluated by the experts of their choice. Ask your experts what investigations and evaluations may be appropriate as well as the risks of not performing any such investigations or evaluations. Information regarding the Property supplied by the real estate brokers has been received from third party sources and has not been independently verified by the brokers. Have your experts verify all information regarding the Property, including any linear or area measurements and the availability of all utilities. All work should be inspected and evaluated by your experts, as they deem appropriate. Any projections or estimates are for example only, are based on assumptions that may not occur and do not represent the current or future performance of the property. Real estate brokers are not experts concerning nor can they determine if any expert is qualified to provide advice on legal, tax, design, ADA, engineering, construction, soils, title, survey, fire/life safety, insurance, hazardous materials (including toxic mold contamination), or other such matters. Such areas require special education and, generally, special licenses not possessed by real estate brokers. Consult with the experts of your choice regarding these matters.

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